EXHIBIT 99.1




                            FOR:          MERCER  INTERNATIONAL  INC.

                           APPROVED  BY:  Jimmy S.H. Lee
                                          Chairman  &  President
                                          (41)  43  344-7070
For  Immediate  Release
-----------------------
                                          Financial  Dynamics
                                          Investors: Eric Boyriven/Paul Johnson
                                          (212)  850-5600


          MERCER INTERNATIONAL INC. REPORTS 2003 THIRD QUARTER RESULTS

     NEW  YORK,  NY,  November  14,  2003  -- Mercer International Inc. (Nasdaq:
MERCS; TSX: MRI.U) today reported results for the third quarter ended September 30, 2003.

RESULTS  OF  OPERATIONS

     Total revenues for the third quarter of 2003 were E45.8 million, versus E56.9 million in the third quarter of 2002 primarily because the current period does not include the results from the Landqart specialty paper mill. The Company reorganized its interest in the Landqart mill in December 2002 and now accounts for it under the equity method. Pulp and paper revenues were E43.7 million in the 2003 third quarter, versus E54.8 million in the third quarter of 2002.

     Costs of pulp and paper sales in the third quarter of 2003 were E45.4 million, compared to E47.7 million in the third quarter of 2002. The reduction in costs versus the year ago period is primarily a result of the exclusion of results from the Landqart mill.

For the 2003 third quarter, pulp sales totaled E30.0 million, versus total pulp sales of E30.9 million in the same period a year ago and E31.0 million in the 2003 second quarter. Revenues in the pulp segment reflect lower average pulp selling prices primarily due to a 12.6% decline of the value of the U.S. Dollar versus the Euro versus the third quarter of 2002. Average list prices for Northern Bleached Softwood Kraft Pulp ("NBSK") in Europe were approximately E444 (US$500) per tonne in the third quarter of 2003, versus approximately E484 (US$550) per tonne in the second quarter of 2003 and approximately E486 (US$480) per tonne in the third quarter of last year. This decrease in average selling


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MERCER  INTERNATIONAL  REPORTS  2003  THIRD  QUARTER  RESULTS            PAGE  2

prices was offset in part by increased production volumes due to enhanced operational efficiency. In the 2003 third quarter, Pulp sales by volume increased to 73,747 tonnes in the current quarter from 67,757 tonnes in the third quarter of last year and 69,700 tonnes in the second quarter of 2003.

     Pulp sales realizations were E407 per tonne on average in the 2003 third quarter, versus E445 per tonne in the second quarter of 2003 and E456 per tonne in the third quarter of 2002.

     Cost of sales and general, administrative and other expenses for the pulp operations increased to E33.6 million in the 2003 third quarter from E29.9 million in the third quarter of 2002. On average, per tonne fiber costs for pulp production decreased by approximately 1.1% compared to the third quarter of last year. Depreciation for the pulp operations was E5.7 million in the current quarter, versus E5.4 million a year ago.

     For the third quarter of 2003, the Company's pulp operations generated an operating loss of E1.8 million, versus operating income of E2.5 million in the year ago period.

     As previously noted, results for the Company's paper segment reflect the exclusion of results from the Landqart specialty paper mill, which were included in the Company's 2002 third quarter results. Paper sales in the 2003 third quarter were E13.7 million, compared with E23.9 million in the third quarter of last year. Sales of specialty papers in the 2003 third quarter were E8.6 million versus E19.8 million in the third quarter of 2002. For the third quarter of 2003, total paper sales volumes were 15,979 tonnes, versus 20,980 tonnes last year. On average, prices for specialty papers realized in the current period decreased by approximately 24.2%, reflecting the shift in product mix after de-consolidation of the Landqart mill. Average prices for the Company's printing papers remained relatively level with those seen in the year ago period.

     Cost of sales and general, administrative and other expenses for the paper operations in the third quarter of 2003 were E14.7 million, versus E24.3 million in the comparative quarter of 2002, primarily as a result of the lower paper sales. Depreciation for the paper operations was E0.6 million in the 2003 third quarter, versus E1.3 million a year ago.

     For the 2003 third quarter, the Company's paper operations generated an operating loss of E0.7 million, compared to an operating income of E0.01 million in the third quarter of last year.

     For the third quarter of 2003, consolidated general and administrative expenses decreased to E4.2 million, compared to E6.0 million in the year ago period, primarily reflecting the exclusion of the results of the Landqart mill and lower professional fees in the current year period.

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MERCER  INTERNATIONAL  REPORTS  2003  THIRD  QUARTER  RESULTS            PAGE  3

     In the third quarter of 2003, the Company reported a loss from operations of E4.3 million, compared to income from operations of E2.0 million in the same period last year. Interest expense (excluding capitalized interest of E5.3 million in respect of the Stendal project) in the third quarter of 2003 was E2.2 million, compared with E2.7 million a year ago, due primarily to lower borrowing costs and lower indebtedness.

     Pursuant to the E828 million loan facility (the "Stendal Loan Facility") for the Company's greenfield project (the "Stendal project") to construct an approximately 552,000 tonne NBSK mill near Stendal, Germany, the Company's 63% owned subsidiary, Zellstoff Stendal GmbH ("Stendal") entered into variable-to-fixed rate interest swaps for the full term of the facility to manage the risk exposure with respect to an aggregate maximum amount of approximately E612.6 million of the principal amount of the Stendal Loan Facility. Under these swaps, Stendal pays a fixed rate and receives a floating rate with respect to interest payments calculated on a notional amount. These swaps manage the exposure to variable cash flow risk from the variable interest payments under the Stendal Loan Facility. The swaps are marked to market at the end of each reporting period and all unrealized gains and losses are recognized in earnings for a reporting period. As a result, a holding gain of E5.4 million before minority interests was recognized with respect to these swaps in the 2003 third quarter. The Company also entered into a currency forward contract in connection with the Stendal Loan Facility in the 2003 third quarter, which is marked to market on a quarterly basis. As a result, a non-cash holding gain of E0.6 million in relation to this contract was recognized in the 2003 third quarter.

     The Company has also entered into currency swaps to manage its exposure with respect to an aggregate amount of approximately E192.2 million of the principal long-term indebtedness of the Rosenthal mill. In addition, the Company has entered into currency forward contracts, forward interest rate and interest cap contracts in connection with certain indebtedness relating to the Rosenthal mill. These derivative instruments are also marked to market at the end of each reporting period, and all gains and losses are recognized in earnings for a reporting period. For the third quarter of 2003, the Company recognized a net gain of E3.7 million from these derivative contracts, versus a net loss of E4.0 from these derivative contracts in the year ago period.

     Minority interest for the 2003 third quarter was E(1.9) million, representing the two

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MERCER  INTERNATIONAL  REPORTS  2003  THIRD  QUARTER  RESULTS            PAGE  4

minority shareholders' proportionate share of income in the Stendal project. In the third quarter of 2002, minority interest was E8.0 million.

     The  Company  reported  net  income  for  the third quarter of 2003 of E0.9 million, or E0.05 per diluted share, versus a net loss of E20.6 million, or E1.23 per diluted share, a year ago. The Company's results for the third quarter of 2003 includes a one-time pre-tax charge of approximately E0.6 million related to settlement expenses in respect of a proxy solicitation and a settlement agreement with Greenlight Capital, L.L.C.

     As the Stendal project is currently under construction and because of its overall size relative to the Company's other facilities, management uses consolidated operating results excluding derivative items relating to the Stendal project to measure the performance and results of the Company's operating units. Management believes this measure provides meaningful information on the performance of its operating facilities for a reporting period. Upon commencement of commercial production, the Stendal project will be evaluated with the Company's other operating units. Excluding items related to the Stendal project, the Company would have reported a net loss for the 2003 third quarter of E3.2 million, or E0.19 per diluted share, which was determined by subtracting both the non-cash holding gain on interest rate swaps of E5.4 million and the non-cash holding gain on currency forward contract of E0.6 million from, and adding minority interest of 1.9 million to, the reported net income of E0.9 million. This compares with a net loss of E6.6 million, or E0.39 per diluted share, in the third quarter of 2002, when items related to the Stendal project are excluded, which was determined by adding back the non-cash holding gain on interest rate swaps of E22.0 million to, and subtracting minority interest of E8.0 million from, the reported net loss of E20.6 million.

     Operating earnings before depreciation and amortization ("Operating EBITDA") for the third quarter of 2003 was E2.0 million, versus Operating EBITDA of E8.7 million in the same period a year ago. Management uses Operating EBITDA as a benchmark measurement of its own operating results, and as a benchmark relative to its competitors. Management considers it to be a meaningful supplement to operating income as a performance measure primarily because depreciation expense is not an actual cash cost, and varies widely from company to company in a manner that management considers largely independent of the underlying cost efficiency of their operating facilities. Because all companies do not calculate Operating EBITDA in the same manner, Operating EBITDA as calculated by the Company may differ from Operating EBITDA as calculated by other companies.

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Mercer International Reports 2003 Third Quarter Results                  Page  5

     Operating EBITDA does not reflect the impact of a number of items that affect the Company's net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as an alternative to net income
(loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of the Company's results as reported under GAAP.

CONVERTIBLE  SENIOR  NOTE  OFFERING  COMPLETED

     In early October, the Company announced that it had completed the sale of $82.5 million aggregate principal amount of convertible senior subordinated notes due October 15, 2010. The notes bear interest at a rate of 8.5% per annum and are convertible into the Company's shares of beneficial interest at a conversion price of $7.75 per share. The net proceeds of the offering were used to repay in full the principal, related fees and interest under two bridge loan facilities in the aggregate amount of E65.9 million, and the balance will be used for working capital and other general corporate purposes.

STENDAL  PROJECT  STATUS

     As of September 30, 2003, progress on the Stendal project was substantially on schedule and on budget. The Stendal project has advanced to an average stage of 83% completion. Engineering is 97% complete. Procurement and equipment delivery is 97% complete, and civil works and mechanical assembly are 85% and 33% complete, respectively.

SHAREHOLDERS'  RIGHTS  PLAN  TO  BE  REPLACED  FOR  TWO  YEARS

     The Company noted that at a recent meeting of the Board of Trustees, the Board voted to replace the Company's current shareholder rights plan when it expires at the end of 2003 with a substantially similar rights plan that will be effective until December 2005. The decision will, among other things, assist in the fair treatment of all shareholders and permit management to focus on the successful completion and start-up of the Stendal Project.

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MERCER  INTERNATIONAL  REPORTS  2003  THIRD  QUARTER  RESULTS            PAGE  6

PRESIDENT'S  COMMENTS

     Mr. Jimmy S.H. Lee, Chairman and President, stated, "As expected, the Company's third quarter results reflect the recent softening seen in the pulp markets, as well as the impact of the current U.S. Dollar/Euro exchange rate, which combined to impact selling prices for our pulp products in the period. We were able to somewhat offset these factors with improved operational efficiencies, which led to higher production volumes, lower unit production costs, and improved results versus a year ago despite the lower selling prices."

     Mr. Lee concluded, "Recently we successfully completed our Convertible Senior Note offering, which allowed us to refinance our bridge loans related to the Stendal project. With this refinancing behind us, we have improved our liquidity, and management and the Board are now fully focused on continuing to effectively manage our current assets and the successful completion and start-up of the Stendal project."

     In conjunction with this release, Mercer International will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for today, November 14, 2003 at 10:00 AM EST. Listeners can access the conference call live and archived over the Internet through a link at the Company's web site at http://www.mercerinternational.com, or at http://www.firstcallevents.com/service/ajwz393587997gf12.html. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software. A replay of this call will be available approximately two hours after the live call ends until November 21, 2003 at 11:59 p.m. (Eastern Standard Time). The replay number is (800) 642-1687, and the passcode is 3961814.

     Mercer International Inc. is a European pulp and paper manufacturing company. To obtain further information on the Company, please visit its web site at http://www.mercerinternational.com.

     The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market conditions, competition and other risk factors listed from time to time in the Company's SEC reports.

                            -FINANCIAL TABLES FOLLOW-

                            MERCER INTERNATIONAL INC.
                           CONSOLIDATED BALANCE SHEETS
                 As at September 30, 2003 and December 31, 2002
                                   (Unaudited)
                              (Euros in thousands)


                                               SEPTEMBER 30,  DECEMBER 31,
                                                   2003           2002
                                               -------------  ------------
                              ASSETS
Current Assets
 Cash and cash equivalents                     E      17,554  E     30,261
 Cash restricted                                       8,444         9,459
 Investments                                             511           307
 Receivables                                          35,744        28,132
 Cumulative unrealized gains on derivatives           20,407         3,792
 Inventories                                          22,929        16,375
 Prepaids and other                                    8,729         7,891
                                               -------------  ------------
   Total current assets                              114,318        96,217
Long-Term Assets
 Cash restricted                                      40,296        38,795
 Properties                                          649,780       441,990
 Investments                                           7,435         5,592
 Equity method investment                              6,886         7,019
 Deferred income taxes                                10,043        10,137
                                               -------------  ------------
                                                     714,440       503,533
                                               -------------  ------------
                                               E     828,758  E    599,750
                                               =============  ============

                             LIABILITIES
Current Liabilities
 Accounts payable and accrued expenses         E      44,971  E     32,866
 Construction in progress costs payable               57,771        24,885
 Note payable                                          1,609           832
 Note payable, construction in progress               45,000        15,000
 Debt, current portion                                23,016        16,306
                                               -------------  ------------
   Total current liabilities                         172,367        89,889
Long-Term Liabilities
 Debt, construction in progress, less current
   portion                                           287,386       146,485
 Debt, less current portion                          188,740       205,393
 Derivative financial instruments, construction
   in progress                                        52,633        30,108
 Other                                                 1,649         2,906
                                               -------------  ------------
                                                     530,408       384,892
                                               -------------  ------------
   Total liabilities                                 702,775       474,781
Minority Interest                                          -             -

                           SHAREHOLDERS' EQUITY
Shares of beneficial interest                         78,139        76,995
Additional paid-in capital, stock options                208             -
Accumulated other comprehensive income (loss)          4,020        (4,815)
Retained earnings                                     43,616        52,789
                                               -------------  ------------
                                                     125,983       124,969
                                               -------------  ------------
                                               E     828,758  E    599,750
                                               =============  ============


                                      (1)

                            MERCER INTERNATIONAL INC.

           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                For Nine Months Ended September 30, 2003 and 2002
                                   (Unaudited)
               (Euros in thousands, except for earnings per share)


                                                  2003           2002
                                               ----------     ----------
Revenues
 Sales of pulp and paper                       E  134,935     E  174,289
 Transportation                                     2,850          3,885
 Other                                              6,351          4,868
                                               ----------     ----------
                                                  144,136        183,042
Cost of sales
 Pulp and paper                                   131,838        152,270
 Transportation                                     2,388          3,747
                                               ----------     ----------
   Gross profit                                     9,910         27,025
General, administrative and other                  12,961         20,400
                                               ----------     ----------
   (Loss) income from operations                   (3,051)         6,625
                                               ----------     ----------

Other income (expense)
 Interest expense                                  (6,887)       (10,838)
 Investment income (loss)                           1,055           (300)
 Gain on derivative contracts                      18,335         10,855
 Loss on derivative contracts, interest rate
   swaps, construction in progress                (22,525)       (22,011)

 Gain on derivative contract, currency forward,
   construction in progress                           586              -
 Settlement expense                                  (630)             -
 Impairment of available-for-sale securities       (5,511)             -
 Other                                              1,182            223
                                               ----------     ----------
   Total other expense                            (14,395)       (22,071)
                                               ----------     ----------
   Loss before income taxes                       (17,446)       (15,446)
Income taxes                                          226             11
                                               ----------     ----------
   Loss before minority interest                  (17,672)       (15,457)
Minority interest                                   8,499          8,016
                                               ----------     ----------
   Net loss                                        (9,173)        (7,441)

Retained earnings, beginning of period             52,789         59,111
                                               ----------     ----------
Retained earnings, end of period               E   43,616     E   51,670
                                               ==========     ==========

Loss per share
 Basic                                         E    (0.54)    E    (0.44)
                                               ==========     ==========
 Diluted                                       E    (0.54)    E    (0.44)
                                               ==========     ==========

Weighted average number of shares
  Outstanding
 Basic                                         16,887,262     16,794,899
                                               ==========     ==========
 Diluted                                       16,887,262     16,794,899
                                               ==========     ==========


                                    (2)

                            MERCER INTERNATIONAL INC.

           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
               For Three Months Ended September 30, 2003 and 2002
                                   (Unaudited)
               (Euros in thousands, except for earnings per share)


                                                  2003           2002
                                               ----------     ----------
Revenues
 Sales of pulp and paper                       E   43,661     E   54,754
 Transportation                                       828          1,132
 Other                                              1,333          1,019
                                               ----------     ----------
                                                   45,822         56,905
Cost of sales
 Pulp and paper                                    45,366         47,667
 Transportation                                       525          1,269
                                               ----------     ----------
   Gross profit                                       (69)         7,969
General, administrative and other                   4,231          6,004
                                               ----------     ----------
   (Loss) income from operations                   (4,300)         1,965
                                               ----------     ----------

Other income (expense)
 Interest expense                                  (2,236)        (2,739)
 Investment income                                    416            367
 Gain (loss) on derivative contracts                3,734         (4,026)

 Gain (loss) on derivative contracts, interest
   rate swaps, construction in progress             5,419        (22,011)
 Gain on derivative contract, currency forward,
   construction in progress                           586              -
 Settlement expense                                  (630)             -
 Other                                               (205)        (2,169)
                                               ----------     ----------
   Total other income (expense)                     7,084        (30,578)
                                               ----------     ----------
   Income (loss) before income taxes                2,784        (28,613)
Income taxes                                           28              -
                                               ----------     ----------
   Income (loss) before minority interest           2,756        (28,613)
Minority interest                                  (1,880)         8,016
                                               ----------     ----------
   Net income (loss)                                  876        (20,597)

Retained earnings, beginning of period             42,740         72,267
                                               ----------     ----------
Retained earnings, end of period               E   43,616     E   51,670
                                               ==========     ==========

Income (loss) per share
 Basic                                         E     0.05     E    (1.23)
                                               ==========     ==========
 Diluted                                       E     0.05     E    (1.23)
                                               ==========     ==========

Weight average number of shares outstanding
 Basic                                         16,911,584     16,794,899
                                               ==========     ==========
 Diluted                                       16,942,973     16,794,899
                                               ==========     ==========


                                    (3)

                            MERCER INTERNATIONAL INC.

                       RECONCILIATION OF PRO FORMA RESULTS
               FOR THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                   (UNAUDITED)
                   (EUROS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   2003          2002
                                                ---------     ---------
Net income (loss) reported under GAAP           E    876      E(20,597)

Adjustments for:
Loss (Gain) on interest rate swap contracts,
   Stendal Project                                (5,419)       22,011
Gain on currency forward contract,
   Stendal Project                                  (586)            -
Minority interest                                  1,880        (8,016)
                                                --------      --------

Pro forma net loss                              E (3,249)     E (6,602)
                                                ========      ========

Pro forma loss per share
   Basic                                        E  (0.19)     E  (0.39)
                                                ========      ========
   Diluted                                      E  (0.19)     E  (0.39)
                                                ========      ========


                                       (4)

                            MERCER INTERNATIONAL INC.

                        COMPUTATION  OF  OPERATING  EBITDA
               FOR THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                   (UNAUDITED)
                              (EUROS IN THOUSANDS)


                                                   2003               2002
                                                ---------          ---------

Net income (loss), per income statement         E    876           E(20,597)
     Add  (less):  Minority  interest              1,880             (8,016)
                   Income  taxes                      28                  -
                   Other (income) expense         (7,084)            30,578
                                                --------           --------
(Loss)  income  from  operations                  (4,300)             1,965
     Add:  depreciation  and  amortization         6,254              6,742
                                                --------           --------
Operating  EBITDA(1)                            E  1,954           E  8,707
                                                ========           ========


(1) Operating EBITDA does not reflect the impact of a number of items that affect the Company's net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of the Company's results as reported under GAAP.


                                     (5)

                            MERCER INTERNATIONAL INC.

           COMPANY SALES BY PRODUCT CLASS, GEOGRAPHIC AREA AND VOLUME
                                   (UNAUDITED)



                            For  the  Nine  Months  Ended  September  30,
                              2003                              2002
                            --------                          --------
                                       (Euros in thousands)

SALES BY PRODUCT CLASS
Pulp(1)                     E 92,418                          E 98,962
Specialty  Papers(2)          30,185                            60,816
Printing  Papers              12,332                            14,511
                            --------                          --------

Total(1)                    E134,935                          E174,289
                            ========                          ========

SALES BY GEOGRAPHIC AREA
Germany                     E 60,596                          E 70,178
European  Union(3)            56,555                            56,967
Eastern Europe and Other      17,784                            47,144
                            --------                          --------

Total(1)                    E134,935                          E174,289
                            ========                          ========


                                       (Amounts in tonnes)
SALES  BY  VOLUME
Pulp(1)                      221,926                           217,555
Specialty  Papers(2)          30,420                            47,135
Printing  Papers              16,568                            17,922
                            --------                          --------

Total(1)                     268,914                           282,612
                            ========                          ========



(1) Excluding intercompany sales volumes of 5,166 and 8,528 tonnes of pulp and intercompany net sales revenues of approximately E2.2 million and E3.9 million in the nine months ended September 30, 2003 and 2002, respectively.

(2) As of December 31, 2002, the Company's interest in Landqart AG is no longer consolidated and is included in the Company's results on an equity basis. Accordingly, sales from the Landqart specialty paper mill are not included in the Company's results for the nine months ended September 30, 2003, but are included for the nine months ended
     September 30, 2002. The Landqart specialty paper mill sold approximately 13,597 tonnes for approximately E30.4 million in the nine months ended September 30, 2002.

(3)     Not  including  Germany.

NOTE:  One  tonne  =  1.0160  of  one  ton.


                                       (6)

                            MERCER INTERNATIONAL INC.

           COMPANY SALES BY PRODUCT CLASS, GEOGRAPHIC AREA AND VOLUME
                                   (UNAUDITED)



                                   For  the  Quarter  Ended  September  30,
                                     2003                            2002
                                   --------                        --------
                                             (Euros in thousands)


SALES BY PRODUCT CLASS
Pulp(1)                            E 30,004                        E 30,878
Specialty  Papers(2)                  8,610                          19,830
Printing  Papers                      5,047                           4,046
                                   --------                        --------

Total(1)                           E 43,661                        E 54,754
                                   ========                        ========

SALES  BY  GEOGRAPHIC  AREA
Germany                            E 19,682                        E 23,253
European  Union(3)                   18,493                          16,797
Eastern  Europe  and  Other           5,486                          14,704
                                  ---------                        --------

Total(1)                          E 43,661                         E 54,754
                                  ========                         ========


                                           (Amounts  in  tonnes)
SALES  BY  VOLUME
Pulp(1)                             73,747                           67,757
Specialty  Papers(2)                 8,745                           15,265
Printing  Papers                     7,234                            5,715
                                  --------                         --------

Total(1)                            89,726                           88,737
                                  ========                         ========


(1) Excluding intercompany sales volumes of 1,555 and 2,158 tonnes of pulp and intercompany net sales revenues of approximately E0.6 million and E1.0 million in the three months ended September 30, 2003 and 2002, respectively.

(2) As of December 31, 2002, the Company's interest in Landqart AG is no longer consolidated and is included in the Company's results on an equity basis. Accordingly, sales from the Landqart specialty paper mill are not included in the Company's results for the three months ended September 30, 2003, but are included for the three months ended September 30, 2002. The Landqart specialty paper mill sold approximately 4,537 tonnes for approximately E9.8 million in the three months ended September 30, 2002.

(3)  Not including Germany.

NOTE:  One  tonne  =  1.0160  of  one  ton.



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